UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 15, 2012 (Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On February 15, 2012, the Board of Directors (the “Board”) of EnteroMedics Inc. (the “Company”) and the Compensation Committee of the Board, established and approved certain objectives under the Company’s Management Incentive Plan, as amended (the “Plan”) for fiscal year 2012. A summary of the Plan was previously attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2008.

The performance objectives under the Plan include individual as well as corporate performance components for all participants except the Chief Executive Officer whose bonus is based entirely on corporate performance objectives. The corporate performance objectives are set for all participating executive officers by the Compensation Committee during the first quarter of the fiscal year. The individual performance objectives are set separately and specifically for each participating executive officer by the Chief Executive Officer during the first quarter of the fiscal year. With respect to the corporate performance component, on February 15, 2012, the Compensation Committee and the Board established objectives for both the “Base Plan” and the “Incremental Plan.” Pursuant to the Plan, if participants achieve the designated “Base Plan” objectives, they will be entitled to receive a bonus equal to a “Base Plan” percentage of their base salary for the year. In addition to the Base Plan bonus amount, participants in the Plan are also eligible to receive an additional bonus equal to the designated “Incremental Plan” percentage of their base salary if certain additional “Incremental Plan” objectives are achieved.

The “Base Plan” corporate performance established by the Compensation Committee for fiscal year 2012 consist of: (i) the achievement of certain milestones in 2012 related to the commercialization of the Maestro System outside of the United States, including the realization of a designated revenue target and number of implants; (ii) the achievement of certain milestones in 2012 related to the Company’s U.S. clinical and regulatory development, including proper conduct of the ReCharge pivotal trial in adherence with the Food and Drug Administration (FDA) and Data Safety and Monitoring Board (DSMB) requirements and subject data reporting timelines and obtaining Current Procedural Terminology (CPT) Category III reimbursement codes by a specified date; and (iii) the achievement of certain financial objectives. The “Incremental Plan” corporate performance objective for fiscal year 2012 is the achievement of the ReCharge pivotal trial endpoints and, if achieved, the Compensation Committee may, in its discretion, increase the total bonus award up to 150%. The Incremental Plan objectives are designed as an extension of certain Base Plan objectives in order to provide additional incentive for achievement. In accordance with the Plan, the Compensation Committee, in its discretion, may determine to award partial or full payment of annual cash incentive compensation in the event that some, but not all, of the “Base Plan” or “Incremental Plan” corporate goals are achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: February 21, 2012